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                           LATOR INTERNATIONAL, INC.
                          7777 GLADES ROAD, SUITE 213
                           BOCA RATON, FLORIDA 33434


                                 July 17, 1997

Louis Zanette, President
9006-1474, Quebec Inc.
d/b/a Torland
CP 96 Port-Cartier, Quebec G5B2G7
Canada

          RE:  Loan of $225,000.00 to 9006-1474 Quebec Inc. d/b/a
               Torland (the "Corporation")


Dear Mr. Zanette:


Please allow this letter to serve as our Company's intent to loan you and your company $225,000.00 by Promissory Note bearing interest at ten (10%) percent simple interest per annum (the "Loan"). The Loan shall be repayable by you and your company within six (6) months and shall be secured by a Chattel Mortgage/Movable Hypothec on approximately 34,000 bales of sphagnum peat moss harvested by your company in Port-Cartier. The amounts due under the Loan shall be repaid as you ship peat to us F.O.B. Boynton Beach, Florida.

Kindly signify your acceptance to this letter agreement by signing this letter at the bottom where indicated and returning to me via facsimile.


                                             Very truly yours,


                                             /s/ Manny Shulman
                                             -----------------------------
                                             Manny J. Shulman, President


MS:cg


The foregoing letter agreement is hereby acknowledged and agreed to this 17th day of July, 1997.

By:  /s/ Louis Zanette
     -------------------------------
     Louis Zanette, President
     9006-1464 Quebec Inc.,
     d/b/a Torland
     a Corporation organized and
     operating under the laws of the
     Province of Quebec, Canada
     and Individually